JOINT FILER INFORMATION


NAME: SPECTRA CAPITAL MANAGEMENT, LLC

ADDRESS: Spectra Capital Management, LLC
         595 MADISON AVENUE
         37TH FLOOR
         NEW YORK NY 10022

DESIGNATED FILER: Spectra Capital Management, LLC

ISSUER AND TICKER SYMBOL: Ivany Mining, Inc. (IVNM)

DATE OF EVENT REQUIRING STATEMENT: January 15, 2008

                            JOINT FILER INFORMATION


NAME: ARCLIGHT CAPITAL, LLC

ADDRESS: Arclight Capital, LLC
         2062 Troon Dr.
         Henderson NV 89074

DESIGNATED FILER: Spectra Capital Management, LLC

ISSUER AND TICKER SYMBOL: Ivany Mining, Inc. (IVNM)

DATE OF EVENT REQUIRING STATEMENT: January 15, 2008

                             JOINT FILER INFORMATION


NAME: GREGORY I. PORGES

ADDRESS:   c/o Spectra Capital Management, LLC
               595 Madison Ave. 37th Floor
               New York, NY 10022

DESIGNATED FILER: Spectra Capital Management, LLC

ISSUER AND TICKER SYMBOL: Ivany Mining, Inc. (IVNM)

DATE OF EVENT REQUIRING STATEMENT: January 15, 2008

                             JOINT FILER INFORMATION


NAME: ANDREW C. BURTON

ADDRESS:   c/o Arclight Capital, LLC
               2062 Troon Dr.
               Henderson NV 89074

DESIGNATED FILER: Spectra Capital Management, LLC

ISSUER AND TICKER SYMBOL: Ivany Mining, Inc. (IVNM)

DATE OF EVENT REQUIRING STATEMENT: January 15, 2008